Exhibit 1.01

TIFFANY & CO.
CONFLICT MINERALS REPORT

This Conflict Minerals Report of Tiffany & Co. and its subsidiary companies (collectively, the “Company”) has been prepared pursuant to Rule 13p-1 promulgated under the Securities Exchange Act of 1934, as amended (“Rule 13p-1”), for the reporting period January 1, 2017 to December 31, 2017.

Rule 13p-1 and Form SD set forth certain disclosure requirements regarding products that companies manufacture, or contract to manufacture, when: (a) those products contain one or more of the minerals gold, columbite-tantalite (coltan), cassiterite, or wolframite, or their derivatives tantalum, tin, and tungsten (the “Conflict Minerals”), excepting Conflict Minerals that, prior to January 31, 2013, were outside the supply chain; (b) those Conflict Minerals are necessary to the functionality or production of those products; and (c) those Conflict Minerals originated in the Democratic Republic of the Congo or in a country that shares an internationally recognized border with the Democratic Republic of the Congo (the “Covered Countries”).

Section 1. Introduction

This Conflict Minerals Report provides a description of the measures that the Company has taken to exercise due diligence with respect to the Conflict Minerals contained in the finished goods that it manufactured either internally (“directly”) or pursuant to procurement arrangements with third-party manufacturers (“indirectly”) during 2017.

The objective of the Company’s due diligence measures was to identify the source and chain of custody of the Conflict Minerals used in finished goods manufactured directly or indirectly by the Company during 2017.

The finished goods that were the focus of the Company’s due diligence measures were those that, at the time they entered the Company’s inventory for sale to the Company’s customers, contained one or more Conflict Minerals that were supplied to the Company by a vendor whose responses to the Company’s sourcing inquiries were insufficient to form the basis for a reasonable belief that none of those Conflict Minerals originated in a Covered Country.

These finished goods are collectively referred to as the “Covered Products” for the purposes of this Conflict Minerals Report. In this Conflict Minerals Report, third-party manufacturers who supply the Company with finished goods and vendors who supply the Company with raw materials, components and fabricated materials used in the Company’s internal manufacturing are referred to collectively as “vendors”.

Based on the results of the Company’s due diligence efforts described herein, with respect to the following seven product categories (which are composed of the Covered Products), the Company was unable to determine whether the Conflict Minerals contained in the products in such product categories in 2017 originated in the Covered Countries or financed or benefited armed groups in those countries:

•	bracelets

•	charms

•	eyewear

•	flatware

•	necklaces and pendants

•	personal accessories (e.g., shirt studs, cuff links and writing instruments)

•	rings

Section 2. Design of the Company’s Due Diligence Measures

The Company designed its due diligence measures to conform in all material respects with the framework set forth in the Organisation for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chain of Minerals from Conflict-Affected and High Risk Areas (Second Edition), including the related supplements on gold, tin, tantalum and tungsten (collectively, “OECD Due Diligence Guidance”).

Summarized below are the design components of the Company’s Conflict Minerals compliance process as they relate to the five-step framework from the OECD Due Diligence Guidance and the Company’s position in the minerals supply chain as a “downstream” company:

Step 1. The Establishment of Strong Management Systems

a)
In 2014, the Board of Directors of Tiffany & Co. (the “Board”) adopted a Conflict Minerals policy, which, among other provisions, sets forth the Company’s expectations that its vendors and service providers will source Conflict Minerals that have been processed by a smelter or refiner that has obtained a “conflict-free” designation by a recognized industry group that requires an independent private sector audit or from an individual processing facility that has obtained an independent private sector audit that is publicly available. Such smelters and refiners include those that (a) received a “Conformant” designation from the Responsible Minerals Assurance Process of the Responsible Minerals Initiative (formerly known as the Conflict-Free Sourcing Initiative); (b) are included on the “Good Delivery” list of the London Bullion Market Association; and/or (c) are certified pursuant to the Responsible Jewellery Council’s Chain-of-Custody Standard. In this Conflict Minerals Report, the term “Three Conflict-Free Smelter Programs” is used to refer collectively to the process, list and standard described in the proceeding sentence.

The Conflict Minerals policy also details the Company’s expectations that its vendors and service providers complete annual training on the policy and annually submit Conflict Minerals documentation (as defined below).

b)
The Company’s Director of Compliance and Privacy leads the Company’s Conflict Minerals compliance process, and is the senior member of the Company’s Conflict Minerals program office (the “Program Office”), which exists within the Legal Department’s Compliance and Privacy Team. The Program Office facilitates the Company’s Conflict Minerals compliance activities, including the Company’s approach to due diligence on the source and chain of custody of the Conflict Minerals contained in the Covered Products.

The Company also has a Conflict Minerals Steering Committee (the “Steering Committee”), which includes members of the Company’s management and other employees from the following departments: manufacturing, global procurement, legal, internal audit, finance, corporate social responsibility, and after sales service. The Steering Committee meets regularly to receive progress reports on, and to exercise an oversight function with respect to, the Company’s Conflict Minerals compliance process, including the product review and reasonable country of origin inquiry, each as described in Tiffany & Co.’s Form SD (the “Form SD”) as well as the red flag review and the preparation of the Form SD and this Conflict Minerals Report.

The Company’s Conflict Minerals compliance process is further supported by a working group composed of representatives from departments across the Company, including finished goods development, global procurement, manufacturing, strategic sourcing, quality management, after sales service, and specific finished goods teams (the “Working Group”). The Working Group assists the Program Office in identifying the vendors and service providers that are potential sources of raw materials, components, fabricated materials and finished goods that are likely to contain Conflict Minerals. The Working Group also assists the Program Office with providing training and other communications to vendors regarding the Conflict Minerals compliance process.

The Audit Committee of the Board also receives a report on the compliance process and exercises an oversight function with respect to the filing of the Form SD and this Conflict Minerals Report.

c)
The Company requests and obtains information from its vendors and service providers regarding the use and origin of Conflict Minerals in raw materials, components, fabricated materials and finished goods (collectively “applicable products”) supplied to the Company or used in pre-sale and concurrent-with-sale repairs and alterations through a survey that incorporates questions set forth in the conflict minerals reporting template developed by the Responsible Minerals Initiative and other questions deemed relevant due to the nature of the Company’s supply chain. While each vendor and service provider is asked to complete the full survey each year, the Company occasionally grants a limited exception to permit vendors and service providers that completed a survey in the immediately preceding year to instead certify the continuing applicability, completeness and accuracy of the information provided in response to such previous survey. The survey and these certifications are referred to collectively in this Conflict Minerals Report as the Company’s Conflict Minerals documentation. The Program Office manages the documentation process, consolidates the Company’s Conflict Minerals compliance information, and provides management reporting to implement a system of supply chain controls and transparency.

The Company’s Conflict Mineral due diligence documentation is subject to the Company’s document retention policy, which mandates a five-year retention period for documents pertaining to the Company’s Conflict Minerals compliance process.

d)
The Company’s vendor contracts and its onboarding documentation for vendors and services providers include information about the Company’s Conflict Minerals policy and compliance expectations. Additionally, training is provided annually to vendors and service providers to educate them about Conflict Minerals and the Company’s Conflict Minerals policy.

e)
The Company has a Company-level grievance mechanism that provides a means for parties to report concerns about Conflict Minerals sourcing matters. It is included in the Company’s Conflict Minerals policy provided to vendors and service providers.

Step 2. Identification and Assessment of Risk in the Company’s Supply Chain

a)
The Program Office identifies the risk that Conflict Minerals are contained in the Company’s finished goods at two points in the finished goods lifecycle, considering whether (1) the finished goods may contain Conflict Minerals as a result of the manufacturing process (e.g., at the time the manufactured finished goods enter the Company’s inventory) and (2) Conflict Minerals may be introduced into the finished goods, after they had entered the Company’s inventory, as a result of pre-sale or concurrent-with-sale repairs and alterations.[1]

During the annual Conflict Minerals compliance process, the Program Office, with support from the Working Group, identifies the vendors and service providers that are likely to supply the Company with applicable products that are likely to contain Conflict Minerals. The Company then disseminates the Company’s Conflict Minerals documentation to these vendors and service providers. That documentation is designed to provide information with regard to the country of origin of, and the identity of the smelters and refiners that process, the Conflict Minerals contained in the Company’s finished goods. If a vendor or service provider identifies in its documentation response a source of Conflict Minerals that is not a smelter or refiner, the Program Office engages with that source, either directly or through the vendor or service provider, to seek to identify the applicable smelters or refiners.

1The Company considers the impact on its finished goods of services provided by independent third-party repair service providers (the “service providers”). These service providers primarily perform after-sale service on customer-owned merchandise. However, the service providers may also, on occasion, perform alterations to finished goods in connection with an initial sale at the request of a customer (e.g., ring sizing) or perform repairs on damaged stock inventory, as needed. These services, to the extent that they involve augmentation of finished goods (e.g., through the addition of metal for sizing or the use of solder for repair), represent a distinct phase of the finished goods lifecycle.

b)
The Program Office analyzes the results of the Conflict Minerals documentation to assess the risk that the sourcing of the Conflict Minerals contained in the Company’s finished goods may have directly or indirectly financed armed groups in the Covered Countries. As part of the analysis, the Program Office evaluates the country of origin information provided by the vendors and service providers. In addition, the smelters and refiners identified through the survey process as the source of any Conflict Minerals contained in the applicable products are evaluated for designation or certification by, or inclusion in, one or more of the Three Conflict-Free Smelter Programs and/or to confirm whether such smelters and refiners had obtained an independent private sector audit that was publicly available.

The Company reviews each vendor response for completeness and internal consistency and to determine the reliability and reasonableness of the information provided through the application of certain logical tests (the “red flag review”).2 The Company then engages further with vendors and service providers who, on the basis of the red flag review, are identified as requiring further inquiry. Any vendor or service provider who provides applicable products containing Conflict Minerals that are processed by a smelter or refiner that is not among those designated or certified by, or included in, one or more of the Three Conflict-Free Smelter Programs, or which has not obtained an independent private sector audit that is publicly available, is included among those requiring further inquiry. In addition, any vendor or service provider who identified as the source of Conflict Minerals any supplier other than a smelter or refiner is included among those requiring further inquiry.

In performing its risk assessment, the Company recognizes that it may not receive a survey response from all applicable vendors and service providers and that, in the absence of a response, it may be the case that a non-responsive vendor or service provider introduced Conflict Minerals that originated in a Covered Country into the Company’s finished goods. Further, the Company notes that, with respect to those vendors and service providers that do provide responses, the sourcing information provided may, in some cases, be insufficient for the Company to form the basis for a reasonable belief that none of the Conflict Minerals contained in the applicable products provided by such vendors or introduced by such service providers could have originated in the Covered Countries. The Program Office acknowledges the potential risk introduced by these non-responsive vendors and service providers and by those that respond but provide insufficient sourcing information (collectively, the “Designated Vendors”) and identifies these Designated Vendors for further diligence and inclusion in the Company’s Conflict Minerals risk management plan.

2The red flag review includes, for example, tests such as: (i) confirming whether the smelters or refiners identified in the survey process are among those designated or certified by, or included in, one or more of the Three Conflict-Free Smelter Programs or had obtained an independent private sector audit that is publicly available, (ii) cross-checking the responses of RCOI vendors that identify common suppliers that are not smelters or refiners, (iii) reviewing other information known by the Company with regard to the RCOI vendors, including the results of previous Social Accountability Program risk assessments and vendor audits, and (iv) reviewing the geographic proximity of RCOI vendors to their identified smelters or refiners and mine sources.

Step 3. Design and Implementation of Strategies to Respond to Identified Risks

a)
The Steering Committee is kept apprised of the risk assessment process and outcome, and the underlying circumstances that result in Designated Vendors being subject to due diligence, through regular updates, and reviews and discusses these matters during Steering Committee meetings.

b)
As part of its effort to mitigate the risk that the sourcing of Conflict Minerals used in the Company’s finished goods may have directly or indirectly financed armed groups in the Covered Countries, the Company established Designated Vendor response protocols to guide its response to any identified risk. These protocols are defined within the Company’s overall Conflict Minerals risk management plan and include, for example, processes for escalation to the Company’s management of certain vendor information as well as processes for the implementation of corrective action plans for vendors. In addition to these protocols, which focus on risks related to Designated Vendors, the Company more generally manages Conflict Minerals-related risks in its supply chain by working with the vendors and service providers identified as likely to provide the Company with Conflict Minerals to improve their Conflict Minerals chain of custody information and to further educate them about Conflict Minerals and the Company’s Conflict Minerals policy and compliance process.

c)
The Program Office implements the Company’s Conflict Minerals training procedures and its vendor response protocols. Among the Program Office’s specific responsibilities are the creation of educational materials, the tracking and documentation of communications with vendors and the planning and management of risk mitigation efforts, including corrective action plans. From time to time, the Company’s management may determine that, in light of business and compliance considerations, it is no longer in the Company’s best interest to continue working with certain vendors and service providers.

d)
The Company recognizes that additional risk exists when new vendors and service providers are being selected and engaged as well as when circumstances change with respect to existing vendors and service providers. To mitigate such risk, the Company undertakes additional fact and risk assessments with potential new vendors and service providers as well as those who have undergone changes of control or material changes in operations or who have been subject to other changes in circumstance that are likely to alter their Conflict Minerals-related risk profile.

Step 4. Independent Third-Party Audits of Company’s Supply Chain

In light of the Company’s position in the supply chain and consistent with the Statement on the Effect of the Recent Court of Appeals Decision on the Conflict Minerals Rule, made public by the Securities and Exchange Commission on April 29, 2014, the Company does not conduct or commission independent third-party audits of the smelters and refiners from which its vendors and service providers source Conflict Minerals. However, as discussed above, the Company’s

Conflict Minerals compliance process relies on certain industry initiatives, such as the Three Conflict-Free Smelter Programs, for independent third-party audit information.

The Company also supports independent third-party audits of smelters and refiners through its membership with the Responsible Minerals Initiative.

Step 5. Reporting on Supply Chain Due Diligence

Tiffany & Co. provides a public report of its due diligence measures with regard to the sourcing of Conflict Minerals. A copy of this report is available at http://investor.tiffany.com/corporate-governance.

Pursuant to Rule 13p-1, Tiffany & Co. prepares and submits a Conflict Minerals Report each year.

Additional information on the Company’s responsible sourcing practices is available at http://www.tiffany.com/sustainability/.

Section 3. Due Diligence Measures Performed by the Company

The Company’s due diligence measures performed for the Covered Products in calendar year 2017 included the following activities:

•
The Program Office, with support from the Working Group, identified 179 vendors and service providers that were likely to supply the Company with applicable products that likely contained Conflict Minerals. The Program Office sent the Company’s Conflict Minerals survey to these 179 vendors and service providers. A limited number of these vendors and service providers were permitted to certify the continuing applicability, completeness and accuracy of the information provided in response to the Company’s 2016 Conflict Minerals survey, rather than complete a new survey.

•
The Company’s 2016 and 2017 Conflict Minerals surveys incorporated questions set forth in the conflict minerals reporting template developed by the Responsible Minerals Initiative and other questions deemed relevant due to the nature of the Company’s supply chain.

•
Through additional analysis and communications with vendors and service providers, the Program Office was able to confirm that 156 vendors and service providers (“RCOI Vendors”) supplied the Company with applicable products that contained Conflict Minerals. The Company received completed Conflict Minerals documentation from all 156 RCOI vendors.

•
The Program Office reviewed the completed documentation, assessed the country of origin information provided, and evaluated the identified smelters and refiners for designation or certification by, or inclusion in, one or more of the Three-Conflict-Free Smelter Programs and/or to confirm whether such smelters and refiners had obtained an independent private sector audit that was publicly available. Each vendor response was analyzed for completeness and internal consistency and to determine the reliability and reasonableness of the information provided through the red flag review.

•
The Company then engaged further with vendors and service providers who, on the basis of the red flag review, were identified as requiring further inquiry. This included any vendor or service provider who identified as the source of Conflict Minerals any supplier other than a smelter or refiner. It also included any vendor or service provider who identified a smelter or refiner that had not been designated or certified by, or included in, one or more of the Three-Conflict Free Smelter Programs or had not obtained an independent private sector audit that is publicly available.

•
As a result of the risk assessment, the Company identified six Designated Vendors. The Program Office followed up with telephonic and/or written communications to the Designated Vendors to seek to determine the source and chain of custody of the Conflict Minerals used by these vendors. The information received from these vendors is reflected in this Conflict Minerals Report.

•
The Steering Committee received five updates, in which the Program Office reported on the Company’s Conflict Minerals compliance process, including the product review, reasonable country of origin inquiry, red flag review and due diligence.

•	The Program Office prepared, with the assistance of the Steering Committee, the Form SD and this Conflict Minerals Report.

•	The Audit Committee of the Board reviewed and discussed a report summarizing the Company’s Conflict Minerals compliance process and the Form SD and this Conflict Minerals Report.

•
While the Company did not conduct or commission independent third-party audits of the smelters and refiners from which its vendors and service providers source Conflict Minerals, as discussed above, the Company’s Conflict Minerals compliance process relied on certain industry initiatives, such as the Three Conflict-Free Smelter Programs, for independent third-party audit information.

•
The Program Office, with support from the Working Group, distributed Conflict Minerals training and the Company’s Conflict Minerals policy to the vendors and service providers who were likely to supply the Company with applicable products that were likely to contain Conflict Minerals. The training and policy were translated into these vendors’ and service providers’ preferred languages.

•
With the preparation and submission of this Conflict Minerals Report, the Company has provided a public report of its due diligence measures with regard to the sourcing of Conflict Minerals. A copy of this report is available at http://investor.tiffany.com/corporate-governance.

Section 4. Product Categorization; Result of Due Diligence

Based on the information provided by vendors for 2017, and after exercising the due diligence measures described above, the Company could not, with respect to six vendors who supplied the Company with Conflict Minerals used in Covered Products in 2017, form the basis for a reasonable belief that none of those Conflict Minerals originated in a Covered Country.

With respect to three of these six vendors, the Company was unable to form such a basis because some of the solder that was used to manufacture certain of the Company’s bracelets, charms, necklaces and pendants, and rings may have contained tin that originated in a Covered Country. The solder containing such tin was used in fewer than 1% of all jewelry products in the

Company’s inventory in 2017, and, for those products that did contain such solder, the tin at issue accounted for less than 3% of the total solder weight of any such product. The RCOI vendors who were the direct source to the Company of this solder have provided a representation to the Company that all tin used by such RCOI vendors was processed by a smelter that was designated, certified by, or included in one or more of the Three-Conflict Free Smelter Programs. However, the Company has been unable to confirm the identity of the specific smelter that processed the tin used in the solder supplied to the Company, and, as such, the Company has not been not been able to determine the mine of origin for such tin through its due diligence process. Accordingly, the Company cannot confirm that such tin did not originate in a Covered Country.

The remaining three vendors supplied Conflict Minerals used in certain of the Company’s eyewear, flatware and personal accessories products. With respect to such product categories, the Company was unable to confirm the identity of the specific smelter or refiner that processed the gold and/or tin contained in such products from among the smelters and refiners identified by the RCOI vendors as sources to such RCOI vendors, and, in the case of eyewear, was further unable to confirm that there were not additional smelters or refiners beyond those identified by the applicable RCOI vendor in its Conflict Minerals documentation.

As a result of the above, and the Company’s further inability to ascertain whether the underlying Conflict Minerals may have directly or indirectly financed armed groups in the Covered Countries, the Company was unable to determine whether the Covered Products containing those Conflict Minerals qualify as “DRC Conflict Free,” as defined under Rule 13p-1.

The smelters and refiners that were identified through the Company’s due diligence process for the bracelets, charms, eyewear, flatware, necklaces and pendants, personal accessories, and rings product categories are listed below:

Metal	Smelters or Refiners Facility Name	Facility Location
Gold
Gold
Gold
Gold
Gold
Gold
Gold
Gold
Gold
Gold
Gold
Gold
Gold
Gold
Gold
Gold
Gold
Gold
Gold
Gold
Gold
Gold
Gold
Gold
Gold
Gold
Gold
Gold
Gold
Gold
Gold
Gold
Gold
Gold
Tin
Tin
Tin
Tin
Tin
Tin
Tin
Tin
Tin
Tin
Tin
Tin
Tin
Tin
Tin
Tin
Tin
Tin
Tin
Tin
Tin
Tin
Tin
Tin
Tin

8853 SPA*
Allgemeine Gold-und Silberscheideanstalt A.G.*
Argor-Heraeus S.A.*
Asahi Refining Canada Ltd.*
Asahi Refining USA Inc.*
Bauer-Walser AG*
C. Hafner GmbH + Co. KG*
CCR Refinery - Glencore Canada Corporation*
Chimet S.p.A.*
Cookson Metaux Precieux - Cookson CLAL*
Elemetal Refining, LLC†
Federal Refining
Gold Depot
Heimerle + Meule GmbH*
Heraeus Metals Hong Kong Ltd.*
Heraeus Precious Metals GmbH & Co. KG*
Hoover & Strong
Italpreziosi*
Kennecott Utah Copper LLC*
Metalor Technologies (Hong Kong) Ltd.*
Metalor Technologies S.A.*
Metalor USA Refining Corporation*
Metalurgica Met-Mex Penoles S.A. De C.V.*
Republic Metals Corporation*
Ross Metals
Royal Canadian Mint*
Safimet S.p.A*
SEMPSA Joyeria Plateria S.A.*
T.C.A S.p.A*
Umicore Brasil Ltda.*
Umicore S.A. Business Unit Precious Metals Refining*
United Precious Metal Refining, Inc.*
Valcambi S.A.*
WIELAND Edelmetalle GmbH*
Cooperativa Metalurgica de Rondonia Ltda.*
CV United Smelting*
Dowa*
EM Vinto*
Fenix Metals*
Malaysia Smelting Corporation (MSC)*
Metallo Belgium N.V.*
Minsur*
Mitsubishi Materials Corporation*
Operaciones Metalurgical S.A.*
PT ATD Makmur Mandiri Jaya*
PT Babel Inti Perkasa*
PT Bangka Tin Industry*
PT Belitung Industri Sejahtera*
PT Bukit Timah*
PT Inti Stania Prima*
PT Mitra Stania Prima*
PT Panca Mega Persada*
PT Refined Bangka Tin*
PT Sariwiguna Binasentosa*
PT Timah (Persero) Tbk Kundur*
PT Timah (Persero) Tbk Mentok*
PT Tinindo Inter Nusa*
Thaisarco *
Yunnan Tin Company Limited*

Italy
Germany
Switzerland
Canada
United States
Germany
Germany
Canada
Italy
France
United States
United States
United States
Germany
China
Germany
United States
Italy
United States
China
Switzerland
United States
Mexico
United States
United States
Canada
Italy
Spain
Italy
Brazil
Belgium
United States
Switzerland
Germany
Brazil
Indonesia
Japan
Bolivia
Poland
Malaysia
Belgium
Peru
Japan
Bolivia
Indonesia
Indonesia
Indonesia
Indonesia
Indonesia
Indonesia
Indonesia
Indonesia
Indonesia
Indonesia
Indonesia
Indonesia
Indonesia
Thailand
China

*Indicates smelters or refiners that have been designated or certified by, or included in, one or more of the Three Conflict-Free Smelter Programs as of January 1, 2018.

†Indicates smelters or refiners that had been designated or certified by, or included in, one or more of the Three Conflict-Free Smelter Programs until ceasing operations in 2017.

The Company’s efforts to determine the mine of origin for the Conflict Minerals contained in the bracelets, charms, eyewear, flatware, necklaces and pendants, personal accessories, and rings product categories consisted of the due diligence measures described in this Conflict Minerals Report. Despite these efforts, the Company does not have sufficient information to conclusively determine the countries of origin of the Conflict Minerals in these seven product categories or whether they originated from recycled or scrap sources. Based on the information provided by the Company’s vendors and their direct suppliers, as well as from the Responsible Minerals Initiative and other sources, the Company believes that the countries of origin of the Conflict Minerals in these seven product categories may include Argentina, Australia, Benin, Bolivia, Brazil, Burkina Faso, Burundi, Canada, Chile, China, Colombia, Democratic Republic of the Congo, Ecuador, Eritrea, Germany, Ghana, Guatemala, Guinea, Guyana, Honduras, Indonesia, Laos, Malaysia, Mali, Mongolia, Myanmar, Nicaragua, Nigeria, Panama, Peru, Portugal, Russia, Rwanda, Senegal, Thailand, Togo, Uganda, United Kingdom, United States of America, Vietnam, and Zimbabwe, and may also include recycled or scrap sources.

Section 5. Anticipated Future Actions

In the coming year, the Company expects to continue to engage directly with its existing vendors and service providers, and any new vendors and service providers, to work to identify the source and chain of custody of Conflict Minerals contained in applicable products supplied to the Company or potentially introduced into finished goods as a result of pre-sale or concurrent-with-sale alterations and repairs, and to evaluate and manage any risk according to the activities described above in “Design of the Company’s Due Diligence Measures”.

Section 6. Independent Private Sector Audit

For the 2017 reporting period, consistent with the Statement on the Effect of the Recent Court of Appeals Decision on the Conflict Minerals Rule, made public by the Securities and Exchange Commission on April 29, 2014, the Company did not obtain an independent private sector audit.3

* * * * *

3https://www.sec.gov/News/PublicStmt/Detail/PublicStmt/1370541681994